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                        SUB-CUSTODIAN SERVICES AGREEMENT

         THIS AGREEMENT is made as of November 1, 1999 among PFPC TRUST COMPANY, a limited purpose trust company ("PFPC Trust"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as custodian ("Custodian") and WT MUTUAL FUND, a Delaware business trust (the "Fund").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, Custodian serves as custodian for the Fund pursuant to a custody agreement with the Fund; and

         WHEREAS, Custodian, with the consent of the Fund, wishes to retain PFPC Trust to provide sub-custodian services, and PFPC Trust wishes to furnish sub-custodian services, either directly or through an affiliate or affiliates, as more fully described herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       DEFINITIONS. AS USED IN THIS AGREEMENT:

                  (a) "1933 ACT" means the Securities Act of 1933, as amended.

                  (b) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                  (c) "AUTHORIZED PERSON" means any officer of the Fund, the Custodian and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written


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Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC Trust. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

                  (d) "BOOK-ENTRY SYSTEM" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

                  (e) "CEA" means the Commodities Exchange Act, as amended.

                  (f) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC Trust from an Authorized Person or from a person reasonably believed by PFPC Trust to be an Authorized Person.

                  (g) "PFPC TRUST" means PFPC Trust Company or a subsidiary or affiliate of PFPC Trust Company.

                  (h) "SEC" means the Securities and Exchange Commission.

                  (i) "SECURITIES LAWS" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

                  (j) "SHARES" mean the shares of beneficial interest of any series or class of the Fund.

                  (k)      "PROPERTY" means:

                           (i) any and all securities and other investment items which the Fund may from time to time deposit, or cause to be deposited, with PFPC Trust or which PFPC Trust may from time to time hold for the Fund;

                           (ii) all income in respect of any of such securities or other investment items;


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                           (iii)    all proceeds of the sale of any of such
                                    securities or investment items; and

                           (iv) all proceeds of the sale of securities issued by the Fund, which are received by PFPC Trust from time to time, from or on behalf of the Fund.


                  (l) "WRITTEN INSTRUCTIONS" mean written instructions signed by one Authorized Person and received by PFPC Trust. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. APPOINTMENT. Custodian, with the consent of the Fund, hereby appoints PFPC Trust to provide sub-custodian services to the Fund, on behalf of each of its investment portfolios (each, a "Portfolio"), and PFPC Trust accepts such appointment and agrees to furnish such services.

         3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PFPC Trust with the following:

         (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC Trust or its affiliates to provide services;

         (b) a copy of the Fund's most recent effective registration statement;

         (c)      a copy of each Portfolio's advisory agreements;

         (d) a copy of the distribution agreement with respect to each class of Shares;

         (e) a copy of each Portfolio's administration agreement if PFPC Trust is not providing the Portfolio with such services;

         (f) copies of any shareholder servicing agreements made in respect of the Fund or a Portfolio; and

         (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.


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         4.       COMPLIANCE WITH LAWS.

         PFPC Trust undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC Trust hereunder. Except as specifically set forth herein, PFPC Trust assumes no responsibility for such compliance by the Fund or any Portfolio.

         5.       INSTRUCTIONS.

                  (a) Unless otherwise provided in this Agreement, PFPC Trust shall act only upon Oral Instructions and Written Instructions.

                  (b) PFPC Trust shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC Trust to be an Authorized Person) pursuant to this Agreement. PFPC Trust may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC Trust receives Written Instructions to the contrary.

                  (c) Custodian and the Fund, as applicable, agree to forward to PFPC Trust Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC Trust or its affiliates) so that PFPC Trust receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC Trust shall in no way invalidate the transactions or


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enforceability of the transactions authorized by the Oral Instructions. Where
Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC Trust shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC Trust's actions comply with the other provisions of this Agreement.

         6.       RIGHT TO RECEIVE ADVICE.

                  (a) ADVICE OF THE FUND. If PFPC Trust is in doubt as to any action it should or should not take, PFPC Trust may request directions or advice, including Oral Instructions or Written Instructions, from Custodian or the Fund, as applicable.

                  (b) ADVICE OF COUNSEL. If PFPC Trust shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC Trust may request advice at its own cost from such counsel of its own choosing (who may be counsel for Custodian, the Fund, the Fund's investment adviser or PFPC Trust, at the option of PFPC Trust).

                  (c) CONFLICTING ADVICE. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC Trust receives from the Fund or WTC, and the advice it receives from counsel, PFPC Trust shall be entitled to rely upon and, after notice to Custodian and the Fund, to follow the advice of counsel. In the event PFPC Trust so relies on the advice of counsel, PFPC Trust remains liable for any action or omission on the part of PFPC Trust which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC Trust of any duties, obligations or responsibilities set forth in this Agreement.

                  (d) PROTECTION OF PFPC TRUST. PFPC Trust shall be protected in any action it takes or does not take in reliance upon Oral Instructions or Written Instructions it receives from the


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Fund or directions or advice from counsel and which PFPC Trust believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC Trust (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC Trust's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC Trust when an action or omission on the part of PFPC Trust constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC Trust of any duties, obligations or responsibilities set forth in this Agreement.

         7. RECORDS; VISITS. The books and records pertaining to Custodian, the Fund and any Portfolio, which are in the possession or under the control of PFPC Trust, shall be the property of Custodian and the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. Custodian, the Fund and Authorized Persons shall have access to such books and records at all times during PFPC Trust's normal business hours. Upon the reasonable request of the Custodian or the Fund, copies of any such books and records shall be provided by PFPC Trust to Custodian, the Fund or to an authorized representative of either, at the Fund's expense.

         8. CONFIDENTIALITY. PFPC Trust agrees to keep confidential all records of Custodian, the Fund and information relating to Custodian, the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by Custodian or the Fund, as the case may be. The Fund and Custodian agree that such consent shall not be unreasonably withheld and


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may not be withheld where PFPC Trust may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities, unless PFPC Trust is indemnified by Custodian or the Fund, as the case may be.

         9. COOPERATION WITH ACCOUNTANTS. PFPC Trust shall cooperate with Custodian's and the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

         10. DISASTER RECOVERY. PFPC Trust shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC Trust shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC Trust shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC Trust's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

         11. COMPENSATION. As compensation for sub-custody services rendered by PFPC Trust during the term of this Agreement, WTC, on behalf of the Fund and each of the Portfolios, will pay to PFPC Trust a fee or fees as may be agreed to in writing from time to time by WTC, the Fund and PFPC Trust.

         12. INDEMNIFICATION. The Fund and Custodian, on behalf of each Portfolio, agree to indemnify and hold harmless PFPC Trust and its affiliates from all taxes, charges, expenses,


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assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto, and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PFPC Trust takes (i) at the request or on the direction of or in reliance on the advice of the Fund or Custodian or (ii) upon Oral Instructions or Written Instructions. The Custodian's indemnification of PFPC Trust is subject to the Fund's indemnification of Custodian. Neither PFPC Trust, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC Trust's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.


         13.      RESPONSIBILITY OF PFPC TRUST.

                  (a) PFPC Trust shall be under no duty to take any action on behalf of Custodian or the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC Trust in writing. PFPC Trust shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC Trust shall be liable for any damages arising out of PFPC Trust's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC Trust's willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.


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                  (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC Trust shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC Trust reasonably believes to be genuine; or (B) subject to section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC Trust's control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

                  (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC Trust nor its affiliates shall be liable to Custodian or the Fund or to any Portfolio for any consequential, special or indirect losses or damages which Custodian or the Fund may incur or suffer by or as a consequence of PFPC Trust's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC Trust or its affiliates.

                  (d) Notwithstanding anything to the contrary contained herein, PFPC Trust on behalf of itself and any and all of its affiliates or assignees hereunder, agrees to indemnify and hold harmless Custodian and its directors, officers and employees from and against any and all damages, losses, costs, taxes, charges, expenses, assessments, claims and liabilities, including, without limitation, attorneys' fees and disbursements (collectively, "Losses"), arising directly from any action or omission to act by PFPC Trust or any of its affiliates or assignees, as applicable, relating to this Agreement, including Losses arising out of any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, except to the


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extent such Losses were caused directly by the willful misfeasance, bad faith, negligence or reckless disregard by Custodian of its duties under this Agreement.

         14.      DESCRIPTION OF SERVICES.

                  (a) DELIVERY OF THE PROPERTY. Custodian, for the account of the Fund, will deliver or arrange for delivery to PFPC Trust, all the Property owned by the Portfolios, including cash received as a result of the distribution of Shares, during the period that is set forth in this Agreement. PFPC Trust will not be responsible for such property until actual receipt.

                  (b) RECEIPT AND DISBURSEMENT OF MONEY. PFPC Trust, acting upon Written Instructions, shall open and maintain separate accounts in Custodian's name for the benefit of the Fund using all cash received from or for the account of the Fund, subject to the terms of this Agreement. In addition, upon Written Instructions, PFPC Trust shall open separate custodial accounts for each separate series or Portfolio of the Fund (collectively, the "Accounts") and shall hold in the Accounts all cash received from or for the Accounts of the Fund specifically designated to each separate series or Portfolio.

         PFPC Trust shall make cash payments from or for the Accounts of a Portfolio only for:

                  (i) purchases of securities in the name of a Portfolio or PFPC Trust or PFPC Trust's nominee as provided in sub-section (j) and for which PFPC Trust has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

                  (ii) purchase or redemption of Shares of the Fund delivered to PFPC Trust;

                  (iii) payment of, subject to Written Instructions, interest, taxes, administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by a Portfolio;

                  (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying


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                           the Fund's transfer agent, PFPC Trust may arrange for
                           the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent.

                  (v) payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or delivered to PFPC Trust;

                  (vi) payments of the amounts of dividends received with respect to securities sold short;

                  (vii) payments made to a sub-custodian pursuant to provisions in sub-section (c) of this Section; and

                  (viii) payments, upon Written Instructions, made for other proper Fund purposes.

             PFPC Trust is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.

                  (c)      RECEIPT OF SECURITIES; SUB-CUSTODIANS.

                           (i) PFPC Trust shall hold all securities received by it for the Accounts in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. PFPC Trust shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Board of Trustees, authorizing the transaction. In no case may any member of the Fund's Board of Trustees, or any officer, employee or agent of the Fund withdraw any securities.

                                    At PFPC Trust's own expense and for its own convenience, PFPC Trust may enter into sub-custodian agreements with other United States banks or trust companies to perform duties described in this sub-section (c). Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PFPC Trust, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or
F

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                                    affiliate of PFPC Trust. In addition, such
                                    bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund.

                                    PFPC Trust shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Fund and each Portfolio harmless from its own acts or omissions, under the standards of care provided for herein, or the acts and omissions of any sub-custodian chosen by PFPC Trust under the terms of this sub-section (c).

         (d) TRANSACTIONS REQUIRING INSTRUCTIONS. Upon receipt of Oral Instructions or Written Instructions and not otherwise, PFPC Trust, directly or through the use of the Book-Entry System, shall:

                  (i) deliver any securities held for a Portfolio against the receipt of payment for the sale of such securities;

                  (ii) execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Portfolio as owner of any securities may be exercised;

                  (iii) deliver any securities to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to PFPC Trust;

                  (iv) deliver any securities held for a Portfolio against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                  (v) deliver any securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale


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                           of assets of any corporation, and receive and hold
                           under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  (vi) make such transfer or exchanges of the assets of the Portfolios and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

                  (vii) release securities belonging to a Portfolio to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund on behalf of that Portfolio; provided, however, that securities shall be released only upon payment to PFPC Trust of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                  (viii) release and deliver securities owned by a Portfolio in connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and pay out moneys of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

                  (ix) release and deliver or exchange securities owned by the Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;

                  (x) release and deliver securities owned by the Fund for the purpose of redeeming in kind shares of the Fund upon delivery thereof to PFPC Trust; and

                  (xi) release and deliver or exchange securities owned by the Fund for other corporate purposes.

                           PFPC Trust must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d. (xi).

                  (e) USE OF BOOK-ENTRY SYSTEM. The Fund shall deliver to PFPC Trust certified resolutions of the Fund's Board of Trustees approving, authorizing and instructing PFPC Trust on a continuous basis, to deposit in the Book-Entry System all securities belonging to the Portfolios


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eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PFPC Trust shall continue to perform such duties until it receives Written Instructions or Oral Instructions authorizing contrary actions.

              PFPC Trust shall administer the Book-Entry System as follows:

                  (i) With respect to securities of each Portfolio which are maintained in the Book-Entry System, the records of PFPC Trust shall identify by Book-Entry or otherwise those securities belonging to each Portfolio. PFPC Trust shall furnish to the Fund a detailed statement of the Property held for each Portfolio under this Agreement at least monthly and from time to time and upon written request.

                  (ii) Securities and any cash of each Portfolio deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by PFPC Trust in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. PFPC Trust and its sub-custodian, if any, will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money.

                  (iii) All books and records maintained by PFPC Trust which relate to the Fund's participation in the Book-Entry System will at all times during PFPC Trust's regular business hours be open to the inspection of Authorized Persons, and PFPC Trust will furnish to Custodian and the Fund all information in respect of the services rendered as it may require.

         PFPC Trust will also provide Custodian and the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

                  (f) REGISTRATION OF SECURITIES. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PFPC Trust in bearer form; all other securities held for a Portfolio may be registered in the name of the Fund on behalf of that Portfolio, PFPC Trust, the Book-Entry System, a


                                       14
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sub-custodian, or any duly appointed nominees of the Fund, PFPC Trust,
Book-Entry System or sub-custodian. The Fund reserves the right to instruct PFPC Trust as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PFPC Trust appropriate instruments to enable PFPC Trust to hold or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System, any securities which it may hold for the Accounts and which may from time to time be registered in the name of the Fund on behalf of a Portfolio.

                  (g) VOTING AND OTHER ACTION. Neither PFPC Trust nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of a Portfolio, except in accordance with Written Instructions. PFPC Trust, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials to the registered holder of such securities. If the registered holder is not the Fund on behalf of a Portfolio, then PFPC Trust shall deliver such materials timely to the applicable investment adviser for the portfolio or such other party as may be identified for such purpose in Written Instructions.

                  (h) TRANSACTIONS NOT REQUIRING INSTRUCTIONS. In the absence of contrary Written Instructions, PFPC Trust is authorized to take the following actions:

                           (i)      COLLECTION OF INCOME AND OTHER PAYMENTS.

                                    (A)      collect and receive for the account
                                             of each Portfolio, all income,
                                             dividends, distributions, coupons,
                                             option premiums, other payments and
                                             similar items, included or to be
                                             included in the Property, and, in
                                             addition, promptly advise each
                                             Portfolio of such receipt and
                                             credit such income, as collected,
                                             to each Portfolio's custodian
                                             account;

                                    (B)      endorse and deposit for collection,
                                             in the name of the Fund, checks,
                                             drafts, or other orders for the
                                             payment of money;


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                                    (C)      receive and hold for the account of
                                             each Portfolio all securities
                                             received as a distribution on the
                                             Portfolio's securities as a result
                                             of a stock dividend, share split-up
                                             or reorganization,
                                             recapitalization, readjustment or
                                             other rearrangement or distribution
                                             of rights or similar securities
                                             issued with respect to any
                                             securities belonging to a Portfolio
                                             and held by PFPC Trust hereunder;

                                    (D)      present for payment and collect the
                                             amount payable upon all securities
                                             which may mature or be called,
                                             redeemed, or retired, or otherwise
                                             become payable on the date such
                                             securities become payable; and

                                    (E)      take any action which may be
                                             necessary and proper in connection
                                             with the collection and receipt of
                                             such income and other payments and
                                             the endorsement for collection of
                                             checks, drafts, and other
                                             negotiable instruments.

                  (ii)     MISCELLANEOUS TRANSACTIONS.

                           (A) deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                                    (1)      for examination by a broker or
                                             dealer selling for the account of a
                                             Portfolio in accordance with street
                                             delivery custom;

                                    (2)      for the exchange of interim
                                             receipts or temporary securities
                                             for definitive securities; and

                                    (3)      for transfer of securities into the
                                             name of the Fund on behalf of a
                                             Portfolio or PFPC Trust or nominee
                                             of either, or for exchange of
                                             securities for a different number
                                             of bonds, certificates, or other
                                             evidence, representing the same
                                             aggregate face amount or number of
                                             units bearing the same interest
                                             rate, maturity date and call
                                             provisions, if any; provided that,
                                             in any such case, the new
                                             securities are to be delivered to
                                             PFPC Trust.

                           (B) Unless and until PFPC Trust receives Oral Instructions or Written Instructions to the contrary, PFPC Trust shall:

                                    (1)      pay all income items held by it
                                             which call for payment upon
                                             presentation and hold the cash
                                             received by it upon such payment
                                             for the account of each Portfolio;

                                    (2)      collect interest and cash dividends
                                             received, with notice to the Fund,
                                             to the account of each Portfolio;

                                    (3)      hold for the account of each
                                             Portfolio all stock dividends,
                                             rights and similar securities
                                             issued with respect to any
                                             securities held by PFPC Trust; and

                                    (4)      execute as agent on behalf of the
                                             Fund all necessary ownership
                                             certificates required by the
                                             Internal Revenue Code or the Income
                                             Tax Regulations of the United
                                             States Treasury Department or under
                                             the laws of any state now or
                                             hereafter in effect, inserting the
                                             Fund's name, on behalf of a
                                             Portfolio, on such certificate as
                                             the owner of the securities covered
                                             thereby, to the extent it may
                                             lawfully do so.

         (i)      SEGREGATED ACCOUNTS.

                  (i) PFPC Trust shall upon receipt of Written Instructions or Oral Instructions establish and maintain segregated accounts on its records for and on behalf of each Portfolio. Such accounts may be used to transfer cash and securities, including securities in the Book-Entry System:

                           (A) for the purposes of compliance by the Fund with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

                           (B) upon receipt of Written Instructions, for other proper corporate purposes.

                  (ii) PFPC Trust shall arrange for the establishment of IRA custodian accounts for such shareholders holding Shares through IRA accounts, in accordance with the Fund's prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and with such other procedures as are mutually agreed upon from time to time by and among Custodian, the Fund, PFPC Trust and the Fund's transfer agent.

                  (j) PURCHASES OF SECURITIES. PFPC Trust shall settle purchased securities upon receipt of Oral Instructions or Written Instructions on behalf of the Fund or its investment advisers that specify:

                           (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

                           (ii) the number of shares or the principal amount purchased and accrued interest, if any;

                           (iii)    the date of purchase and settlement;

                           (iv)     the purchase price per unit;

                           (v)      the total amount payable upon such purchase;

                           (vi)     the Portfolio involved; and

                           (vii) the name of the person from whom or the broker through whom the purchase was made. PFPC Trust shall upon receipt of securities purchased by or for a Portfolio pay out of the moneys held for the account of the Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

                  (k) SALES OF SECURITIES. PFPC Trust shall settle sold securities upon receipt of Oral Instructions or Written Instructions on behalf of the Fund that specify:

                           (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

                           (ii) the number of shares or principal amount sold, and accrued interest, if any;

                           (iii)    the date of trade and settlement;

                           (iv)     the sale price per unit;

                           (v) the total amount payable to the Fund upon such sale;

                           (vi) the name of the broker through whom or the person to whom the sale was made; and

                           (vii) the location to which the security must be delivered and delivery deadline, if any; and

                           (viii)   the Portfolio involved.

             PFPC Trust shall deliver the securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written Instructions. Subject to the foregoing, PFPC Trust may accept payment in such form as shall be reasonably satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

                  (l)      REPORTS; PROXY MATERIALS.

                           (i) PFPC Trust shall furnish to Custodian and the Fund the following reports:

                                    (A)      such periodic and special reports
                                             as Custodian and/or the Fund may
                                             reasonably request;

                                    (B)      a monthly statement summarizing all
                                             transactions and entries for the
                                             account of each Portfolio, listing
                                             each Portfolio securities belonging
                                             to each Portfolio with the adjusted
                                             average cost of each issue and the
                                             market value at the end of such
                                             month and stating the cash account
                                             of each Portfolio including
                                             disbursements;

                                    (C)      the reports required to be
                                             furnished to the Fund pursuant to
                                             Rule 17f-4; and

                                    (D)      such other information as may be
                                             agreed upon from time to time
                                             between Custodian and/or the Fund
                                             and PFPC Trust.

                           (ii) PFPC Trust shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as sub-custodian of the Property and PFPC Trust shall use its best efforts, within reasonable limits, to transmit promptly to the Fund any class action notices and tender or exchange offers. PFPC Trust shall be under no other obligation to inform the Fund as to such actions or events.

                  (m) CREDITING OF ACCOUNTS. If PFPC Trust in its sole discretion credits an Account with respect to (a) income, dividends, distributions, coupons, option premiums, other payments or similar items on a contractual payment date or otherwise in advance of PFPC Trust's actual receipt of the amount due, (b) the proceeds of any sale or other disposition of assets on the contractual settlement date or otherwise in advance of PFPC Trust's actual receipt of the amount due or (c) provisional crediting of any amounts due, and (i) PFPC Trust is subsequently unable to collect full and final payment for the amounts so credited within a reasonable time period using reasonable efforts or (ii) pursuant to standard industry practice, law or regulation PFPC Trust is required to repay to a third party such amounts so credited, or if any Property has been incorrectly credited, PFPC Trust shall have the absolute right in its sole discretion without demand to reverse any such credit or payment, to debit or deduct the amount of such credit or payment from the Account, and to otherwise pursue recovery of any such amounts so credited from the Fund. Nothing herein or otherwise shall require PFPC Trust to make any advances or to credit any amounts until PFPC Trust's actual receipt thereof. The Fund hereby grants a first priority contractual possessory security interest in and a right of setoff against the assets maintained in an Account hereunder in the amount necessary to secure the return and payment to PFPC Trust of any advance or credit made by PFPC Trust (including charges related thereto) to such Account.

                  (n) COLLECTIONS. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PFPC Trust) shall be at the sole risk of the Fund. If payment is not received by PFPC Trust within a reasonable time after proper demands have been made, PFPC Trust shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and shall await instructions from the Fund. PFPC Trust shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PFPC Trust shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time.

         15. DURATION AND TERMINATION. This Agreement shall be effective on the date first written above and shall continue for a period of three (3) years (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each provided that it may be terminated by the Fund, Custodian or PFPC Trust without penalty during a Renewal Term upon written notice given at least sixty
(60) days prior to termination. During either the Initial Term or the Renewal Terms, this Agreement may also be terminated on an earlier date by the Fund, Custodian or PFPC Trust for cause.

         With respect to the Fund, cause shall mean PFPC Trust's material breach of this Agreement causing it to fail to substantially perform its duties under this Agreement. In order for such material breach to constitute "cause" under this Paragraph, PFPC Trust must receive written notice from the Fund specifying the material breach and PFPC Trust shall not have corrected such breach within a 30-day period. Custodian may terminate this Agreement for cause immediately in the event of the appointment of a conservator or receiver for PFPC Trust or any assignee or successor hereunder by the applicable regulator or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. With respect to PFPC Trust, cause includes, but is not limited to, the failure of WTC, on behalf of the Fund and each of the Portfolios, to pay the compensation set forth in writing pursuant to Paragraph 11 of this Agreement after it has received written notice from PFPC Trust specifying the amount due and WTC shall not have paid that amount within a 30-day period. A constructive termination of this Agreement will result where a substantial percentage of the Fund's assets are transferred, merged or are otherwise removed from the Fund to another fund(s) that is not serviced by PFPC Trust. Any notice of termination for cause shall be effective sixty (60) days from the date of any such notice. Upon the termination hereof, WTC shall pay to PFPC Trust such compensation as may be due for the period prior to the date of such termination. Any termination effected shall not affect the rights and obligations of the parties under Paragraphs 12 and 13 hereof.

             In the event this Agreement is terminated (pending appointment of a successor to PFPC Trust or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PFPC Trust shall not deliver cash, securities or other property of the Portfolios to the Fund. If a successor to PFPC Trust is not appointed by Custodian or the Fund within such sixty (60) day period, PFPC Trust may deliver them to a bank or trust company of PFPC Trust's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under the terms of this Agreement. PFPC Trust shall not be required to make any such delivery or payment until full payment shall have been made to PFPC Trust of all of its fees, compensation, costs and expenses. PFPC Trust shall have a security interest in and shall have a right of setoff against the Property as security for the payment of such fees, compensation, costs and expenses.

         16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed (a) if to PFPC Trust at Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113, (or its successor) (b) if to Custodian, 1100 North Market St., Wilmington, DE., Attn: Corporate Custody (c) if to the Fund, c/o Wilmington Trust Company, 1100 North Market St., Wilmington, DE., Attn: Asset Management Department or (d) if to none of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

         17. AMENDMENTS. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         18. DELEGATION; ASSIGNMENT. Subject to the provision of Section 14(c) hereof, PFPC Trust may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC Trust or PNC Bank Corp., provided that (i) PFPC Trust gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC Trust and the Fund to comply with all relevant provisions of the 1940 Act; and (iii) PFPC Trust and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         21.      MISCELLANEOUS.

                  (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                  (b) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

                  (d) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (f) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                            PFPC TRUST COMPANY


                                            By: /s/ Stephen M. Wynne*
                                               ------------------------


                                            Title: Executive Vice President
                                                  --------------------------


                                            WILMINGTON TRUST COMPANY


                                            By: /s/ Robert J. Christian*
                                                   -----------------------


                                            Title: Senior Vice President
                                                  ------------------------

ACKNOWLEDGED AND AGREED TO:

WT MUTUAL FUND

By: /s/ Robert J. Christian*
    ------------------------

Title: President
       ---------

                           AUTHORIZED PERSONS APPENDIX


NAME (TYPE)                                             SIGNATURE

-------------------                                -------------------

-------------------                                -------------------

-------------------                                -------------------

-------------------                                -------------------

-------------------                                -------------------

-------------------                                -------------------